Exhibit 99.1
Cronos Group Reports 2024 Third Quarter Results

Net revenue in Q3 2024 increased by 38% year-over-year to $34.3 million

Spinach® Becomes the Number One Cannabis Brand in Canada1

Industry-leading balance sheet with $862 million in cash and cash equivalents

TORONTO, November 12, 2024 - Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos” or the “Company”) today announced its 2024 third quarter business results.

“Our results this quarter demonstrate that our long-term strategy is working. With record net revenue and a disciplined approach to operating expenses, Cronos operates more efficiently and effectively than ever before, and we anticipate long-term margin improvement. Our consolidation of Cronos Growing Company has further strengthened our supply chain, which we anticipate will lead to improved margins and allow us to meet the increasing global demand for high-quality cannabis. With an industry-leading balance sheet, we are well-positioned to expand into new legal markets and drive future growth opportunities,” said Mike Gorenstein, Chairman, President and CEO, Cronos.

“As international demand continues to rise, particularly in markets like Germany, the UK, and Australia, the investments we’ve made in our infrastructure and global partnerships are paying off,” continued Mr. Gorenstein. “In the third quarter, our award-winning Spinach® brand rose to become the best-selling cannabis brand in the Canadian adult-use market and our Peace Naturals® brand held a top spot in the Israeli medical market. Our brands' market share out-performance represents our relentless commitment to quality, innovation, and bringing differentiated products to the global cannabis market. The progress we’ve made reinforces our leadership in key categories and markets, and we remain focused on continuing to innovate and bring premium products to consumers.”
1 Hifyre Retail Analytics – National Retail Dollar Sales by Brand in Canada – August 2024.

Consolidated Financial Results
On June 20, 2024 the Company made an additional investment in Cronos Growing Company (" Cronos GrowCo") to fund the expansion of cultivation operations. Cronos also obtained majority control of the board of directors of Cronos GrowCo and began consolidating Cronos GrowCo's results as of July 1, 2024. Prior to this date, the Company's investment in Cronos GrowCo consisted of an investment accounted for under the equity method and loans receivable from Cronos GrowCo.
In the second quarter of 2023, the Company exited its U.S. hemp-derived CBD operations. The exit of the U.S. operations represented a strategic shift, and as such, qualifies for reporting as discontinued operations in the condensed consolidated statements of net income (loss) and comprehensive income (loss). Prior period amounts have been reclassified to reflect the discontinued operations classification of the U.S. operations.
The tables below set forth our condensed consolidated results of continuing operations, expressed in thousands of U.S. dollars for the periods presented. Our condensed consolidated financial results for these periods are not necessarily indicative of the consolidated financial results that we will achieve in future periods.

(in thousands of USD)	Three months ended September 30,	Change	Nine months ended September 30,	Change
2024	2023	$	%	2024	2023	$	%
Cronos net revenue, excluding Cronos GrowCo net revenue(i)	$29,996	$24,810	$5,186	21%	$83,046	$63,326	$19,720	31%
Cronos GrowCo net revenue(ii)	4,268	—	4,268	N/A	4,268	—	4,268	N/A
Net revenue	$34,264	$24,810	$9,454	38%	$87,314	$63,326	$23,988	38%

Cost of sales	30,341	20,124	10,217	51%	72,216	52,614	19,602	37%
Inventory write-down	312	716	(404)	(56)%	707	716	(9)	(1)%
Gross profit	$3,611	$3,970	$(359)	(9)%	$14,391	$9,996	$4,395	44%
Gross margin(iii)	11%	16%	N/A	(5)	pp	16%	16%	N/A	—	pp

Inventory step-up recorded to cost of sales	7,116	—	7,116	N/A	7,116	—	7,116	N/A
Adjusted Gross Profit(iv)	$10,727	$3,970	$6,757	170%	$21,507	$9,996	$11,511	115%
Adjusted Gross Margin(v)	31%	16%	N/A	15	pp	25%	16%	N/A	9	pp

Net income (loss)	$7,324	$(1,590)	$8,914	N/M	$(3,919)	$(25,288)	$21,369	85%

Adjusted EBITDA(iv)	$(6,019)	$(15,187)	$9,168	60%	$(27,739)	$(46,774)	$19,035	41%

Other Data
Cash and cash equivalents(vi)	$862,034	$571,656	$290,378	51%
Short-term investments(vi)	—	267,905	(267,905)	(100)%
Capital expenditures(vii)	6,536	325	6,211	1,911%	9,446	1,631	7,815	479%
(i)Cronos net revenue, excluding Cronos GrowCo net revenue is Net revenue less Cronos GrowCo net revenue and is after intercompany eliminations.
(ii)Cronos GrowCo net revenue is Cronos GrowCo's net revenue after intercompany eliminations.
(iii)Gross margin is defined as gross profit divided by net revenue.
(iv)See "Non-GAAP Measures" for more information, including a reconciliation of adjusted earnings (loss) before interest, taxes, depreciation and amortization ("Adjusted EBITDA") to net income (loss) and a reconciliation of Adjusted Gross Profit to gross profit.
(v)Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
(vi)Dollar amounts are as of the last day of the period indicated.
(vii)Capital expenditures represent component information of investing activities and is defined as the sum of purchase of property, plant and equipment, and purchase of intangible assets.

Third Quarter 2024
•Net revenue of $34.3 million in Q3 2024 increased by $9.5 million from Q3 2023. The increase was primarily due to higher cannabis flower and extract sales in the Canadian market, higher cannabis flower sales in Israel, and sales to other international markets consisting of Australia, Germany and the United Kingdom (the "UK"). Cronos GrowCo contributed $4.3 million of cannabis flower sales in both the three and nine months ended September 30, 2024.
•Gross profit of $3.6 million in Q3 2024 decreased by $0.4 million from Q3 2023. The decrease was primarily due to the impact on cost of sales from the inventory-related purchase accounting adjustments resulting from the Cronos GrowCo transaction on July 1, 2024, partially offset by higher cannabis flower and extract sales in the Canadian market, higher cannabis flower sales in Israel, and higher cannabis flower sales in other countries.
•Adjusted Gross Profit of $10.7 million in Q3 2024 increased by $6.8 million from Q3 2023. Adjusted Gross Profit and Adjusted Gross Margin provide insight into underlying business trends to facilitate comparisons of period-over-period results by removing the impacts of inventory-related purchase accounting adjustments resulting from the Cronos GrowCo transaction, which reflect a one-time event and do not reflect management's assessment of ongoing performance. The increase in Adjusted Gross Profit was driven by higher cannabis flower and extract sales in the Canadian market, higher cannabis flower sales in Israel, and higher cannabis flower sales in other countries.
•Adjusted EBITDA of $(6.0) million in Q3 2024 improved by $9.2 million from Q3 2023. The improvement year-over-year was primarily driven by higher net revenue, improved Adjusted Gross Profit and a decrease in general and administrative expenses.

Business Updates

Transaction with Cronos GrowCo
The global cannabis market continues to expand as international markets fuel an increasing demand for high-quality products. The investment in Cronos GrowCo’s facility expansion enables Cronos to increase supply of Cronos' unique portfolio of genetics which has helped the Company win in the highly competitive Canadian market, as well as expand Cronos’ international footprint with distribution to the growing markets in Australia, Germany, and the UK.

Key highlights of the transaction:
•Increased Board Representation: As of July 1, 2024, the Cronos GrowCo board of directors expanded to five members, three of whom are appointed by Cronos.
•Financial Consolidation: Cronos now consolidates Cronos GrowCo’s results in its financial statements beginning in the third quarter of 2024.
•Investment in Expansion: Cronos provided an approximately $51 million ($70 million CAD) secured non-revolving credit facility to Cronos GrowCo to fund the expansion of Cronos GrowCo's cultivation and processing facilities, enabling growth opportunities in the markets Cronos operates in today as well as enabling Cronos to take advantage of future growth into new markets that open.
•New Supply Agreement: Prior to the commencement of sales from the expanded facility, Cronos will have the option to purchase up to 80% of Cronos GrowCo’s total production. Thereafter, Cronos will have the option to purchase up to 70% of the total production from the expanded facility.

Brand and Product Portfolio

Spinach®

In Q3 2024, Spinach® was the top-selling cannabis brand in Canada according to Hifyre. This market share success highlights Cronos' unwavering dedication to quality, innovation, and delivering distinctive products to the competitive Canadian adult-use market.

Spinach® has solidified itself as the go-to brand for a wide array of products featuring different cannabinoid combinations, potency ranges and flavor profiles. In the edibles category, the Spinach® brand held the number one position with a 17.2% market share in Q3 2024, according to Hifyre.

In Q3 2024, the Spinach® brand launched three new edible SKUs, which included the SOURZ by Spinach® Strawberry Watermelon 4:1 CBG|THC gummies, SOURZ by Spinach® Peach Passionfruit 1:1:1 CBN | CBD | THC gummies, and the brand's first limited edition SOURZ by Spinach® Caramel Green Apple gummies.

Cronos' strong cannabis cultivar breeding program and portfolio of genetics continued to drive growth, propelling the Spinach® brand to become the number one flower brand in Canada, with a 6.0% market share in Q3 2024, according to Hifyre.

The Spinach® brand was ranked fourth in the vape category in Q3 2024, holding a 6.4% market share, according to Hifyre. This performance was driven by popular products such as Spinach HITZ™, which introduced new Pink Lemonade and Rocket Icicle flavors, alongside line extensions in Spinach® 1.2g Vapes.

In Q3 2024, Spinach® was ranked eighth in the pre-roll category with 2.7% market share, according to Hifyre. In the sub-category of infused pre-rolls, the Spinach® Fully Charged infused pre-rolls have begun to make their mark and are trending towards becoming a top selling product. The infused pre-roll category is continuing to grow and we expect this category to be key to future growth for both Cronos and the industry, which is why we are committed to evolution and innovation of the pre-roll portfolio.

PEACE NATURALS®

In Israel, PEACE NATURALS® continues to be a top-performing brand with a record volume of sales in Q3 2024, powered by Cronos' advanced genetic breeding program and high-quality cultivation capabilities. Despite the conflict involving Israel, Hamas, Iran and other stakeholders in the region, an incredibly competitive market and declining patient counts due to regulatory market structure shifts, the brand continues to out-perform in the Israeli cannabis market.

In Germany and the UK, we are experiencing strong traction with Cronos' proprietary genetics, such as GMO and Wedding Cake, under the PEACE NATURALS® brand. The expansion of Cronos GrowCo will help enable Cronos to execute on these growth opportunities and others as they become available.

Guidance and Outlook

The Company reiterates its previously announced operating expense savings target of $5 to $10 million on a standalone basis in 2024 primarily driven by savings in general and administrative, sales and marketing and research and development ("R&D"). The organizational and cost savings initiatives are intended to position the Company to drive profitable and sustainable growth over time. The operating expense savings target excludes the impact of the consolidation of Cronos GrowCo's results into the Company's financial statements.

These statements are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause actual results to differ materially from these forward-looking statements.

Conference Call
The Company will host a conference call and live audio webcast on Tuesday, November 12, 2024, at 8:30 a.m. ET to discuss 2024 Third Quarter business results. An audio replay of the call will be archived on the Company’s website for replay. Instructions for the live audio webcast are provided on the Company's website at https://ir.thecronosgroup.com/events-presentations.

About Cronos

Cronos is an innovative global cannabinoid company committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos is building an iconic brand portfolio. Cronos’ diverse international brand portfolio includes Spinach®, PEACE NATURALS® and Lord Jones®. For more information about Cronos and its brands, please visit: thecronosgroup.com.

Forward-Looking Statements

This press release contains information that constitutes forward-looking information and forward-looking statements within the meaning of applicable securities laws and court decisions (collectively, “Forward-Looking Statements”), which are based upon our current internal expectations, estimates, projections, assumptions and beliefs. All information that is not clearly historical in nature may constitute Forward-Looking Statements. In some cases, Forward-Looking Statements can be identified by the use of forward-looking terminology, such as “expect”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, expressions and phrases, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussion of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of historical fact.

Forward-Looking Statements include, but are not limited to, statements with respect to:
•the ongoing impact of the public investigation into Canadian licensed producers of alleged dumping of medical cannabis imports from Canada into Israel by the Israel Trade Levies Commissioner of the Israel Ministry of Economy and Industry (the “Anti-Dumping Investigation”);
•expectations related to the conflict involving Israel, Hamas, Iran and other stakeholders in the region (the "Middle East Conflict") and its impact on our operations in Israel, the supply of product in the market and the demand for product by medical patients in Israel, as well as any regional or global escalations and their impact to global commerce and stability;
•expectations related to the German, Australian and UK markets, including our strategic partnerships with Cansativa GmbH (“Cansativa”), Vitura Health Limited (“Vitura”) and GROW® Pharma, respectively, and our ability to successfully distribute the PEACE NATURALS® brand in Germany and the UK;
•expectations related to our announcement of cost-cutting measures, including our decision to wind-down operations at our Winnipeg, Manitoba facility (the "Cronos Fermentation Facility") and list the facility for sale, the expected costs and benefits from the wind-down of production activities at the facility, challenges and effects related thereto as well as changes in strategy, metrics, investments, costs, operating expenses, employee turnover and other changes with respect thereto;
•expectations related to the impact of our decision to exit our U.S. hemp-derived cannabinoid product operations, including the costs, expenses and write-offs associated therewith, the impact on our operations and our financial statements and any future plans to re-enter the U.S. market;
•expectations related to our announced realignment (the “Realignment”) and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, reporting structure, costs, operating expenses, employee turnover and other changes with respect thereto;
•our expectations as to the use of our facility in Stayner, Ontario (the “Peace Naturals Campus”);
•our ability to acquire raw materials from suppliers, including Cronos GrowCo, and the costs and timing associated therewith;
•expectations regarding the potential success of, and the costs and benefits associated with, our joint ventures, strategic alliances and equity investments;
•expectations related to the expansion of Cronos GrowCo’s purpose-built cannabis facility;
•expectations related to the Cronos GrowCo transaction and the expansion of its cultivation and processing facilities;

•our ability or plans to identify, develop, commercialize or expand our technology and R&D initiatives in cannabinoids, or the success thereof;
•expectations regarding revenues, expenses, gross margins and capital expenditures;
•expectations regarding our future production and manufacturing strategy and operations, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
•the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, including the U.S. and Germany, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
•the grant, renewal, withdrawal, suspension, delay and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•our ability to successfully create and launch brands and cannabis products;
•expectations related to the differentiation of our products, including through the utilization of rare cannabinoids;
•the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to cannabis and U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office and any state equivalent regulatory agencies over cannabis and U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products, including the possibility marijuana is moved from Schedule I to Schedule III under the U.S. Controlled Substances Act;
•the anticipated benefits and impact of Altria Group Inc.’s investment in the Company (the “Altria Investment”), pursuant to a subscription agreement dated December 7, 2018;
•uncertainties as to our ability to exercise our option (the “PharmaCann Option”) in PharmaCann Inc. (“PharmaCann”), in the near term or the future, in full or in part, including the uncertainties as to the status and future development of federal legalization of cannabis in the U.S. and our ability to realize the anticipated benefits of the transaction with PharmaCann;
•expectations regarding the implementation and effectiveness of key personnel changes;
•expectations regarding acquisitions and dispositions and the anticipated benefits therefrom;
•expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•the impact of the ongoing military conflict between Russia and Ukraine (and resulting sanctions) on our business, financial condition and results of operations or cash flows;
•our compliance with the terms of the settlement (the “Settlement Order”) with the Securities and Exchange Commission (the "SEC") and the settlement agreement (the "Settlement Agreement") with the Ontario Securities Commission (the "OSC"); and
•the impact of the loss of our ability to rely on private offering exemptions under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and the loss of our status as a well-known seasoned issuer, each as a result of the Settlement Order.

Certain of the Forward-Looking Statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The Forward-Looking Statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) our ability to effectively navigate developments related to the Anti-Dumping Investigation and its impact on our operations in Israel; (ii) our ability to effectively navigate developments related to the Middle East Conflict and its impact on our employees and operations in Israel, the supply of product in the market and demand for product by medical patients in Israel; (iii) our ability to efficiently and effectively distribute our PEACE NATURALS® brand in Germany with our strategic partner Cansativa and in the UK with our strategic partner GROW® Pharma and our ability to efficiently and effectively distribute products in Australia with our strategic partner Vitura; (iv) our ability to realize the expected cost-savings and other benefits related to the wind-down of our operations at the Cronos Fermentation facility, (v) expectations related to the impact of our decision to exit our U.S. hemp-derived cannabinoid product operations; (vi) our ability to realize the expected cost-savings, efficiencies and other benefits of our Realignment and other announced cost-cutting measures and employee turnover related thereto; (vii) our ability to efficiently and effectively change the nature of our operations at our Peace Naturals Campus and receive the benefits thereof and acquire raw materials on a timely and cost-effective basis from third parties or Cronos GrowCo; (viii) the timely completion of the expansion of Cronos GrowCo’s purpose-built cannabis facility and the ability of Cronos GrowCo to repay the credit facility provided by Cronos; (ix) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our acquisitions and strategic investments; (x) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (xi) government regulation of our activities and products including, but not limited to, the areas of cannabis taxation and environmental protection; (xii) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (xiii) consumer interest in our products; (xiv) our ability to differentiate our products, including through the utilization of rare cannabinoids; (xv) competition; (xvi) anticipated and unanticipated costs; (xvii) our ability to generate cash flow from operations; (xviii) our ability to conduct operations in a safe, efficient and effective manner; (xix) our ability to hire and retain qualified staff, and acquire equipment and services in a timely and cost-efficient manner; (xx) our ability to exercise the PharmaCann Option and realize the anticipated benefits of the transaction with PharmaCann; (xxi) our ability to complete planned dispositions, and, if completed, obtain our anticipated sales price; (xxii) general economic, financial market, regulatory and political conditions in which we operate; (xxiii) management’s perceptions of historical trends, current conditions and expected future developments; and (xxiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, Forward-Looking Statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct, and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, negative impacts on our business and operations in Israel due to the Anti-Dumping Investigation, including that we may not be able to produce, import or sell our products in Israel as a result thereof; negative impacts on our employees, business and operations in Israel due to the Middle East Conflict, including that we may not be able to produce, import or sell our products or protect our people or facilities in Israel during the Middle East Conflict, the supply of product in the market and the demand for product by medical patients in Israel; that we may not be able to successfully continue to distribute our products in Germany, Australia and the UK or generate material revenue from sales in those markets; that we may not be able to achieve the anticipated benefits of the wind-down of our operations at the Cronos Fermentation facility; that we may be unable to further streamline our operations and reduce expenses; that we may not be able to effectively and efficiently re-enter the U.S. market in the future; that we may not be able to access raw materials on a timely and cost-effective basis from third-parties or Cronos GrowCo; that Cronos GrowCo may not be able to complete the expansion of its purpose-built cannabis facility within a reasonable time or repay its borrowings under the credit facility provided by Cronos; the military conflict between Russia and Ukraine may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; the risk that cost savings and any other synergies from the Altria Investment may not be fully realized or may take longer to realize than expected; failure to execute key personnel changes; the risks that our Realignment, the change in the nature of our operations at the Peace Naturals Campus and our further leveraging of our strategic partnerships will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; lower levels of revenues; the lack of consumer demand for our products; our inability to manage disruptions in credit markets; unanticipated future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; growth opportunities not turning out as expected; the lack of cash flow necessary to execute our business plan (either within the expected timeframe or at all); difficulty raising capital; the potential adverse effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the unexpected effects of actions of third parties such as competitors, activist investors or federal (including U.S. federal), state, provincial, territorial or local regulatory authorities or self-regulatory organizations; adverse changes in regulatory requirements in relation to our business and products; legal or regulatory obstacles that could prevent us from being able to exercise the PharmaCann Option and thereby realize the anticipated benefits of the transaction with PharmaCann; dilution of our fully diluted ownership of PharmaCann and the loss of our rights as a result of that dilution; our failure to improve our internal control environment and our systems, processes and procedures; and the factors discussed under Part I, Item 1A “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2023 and under Part II, Item 1A “Risk Factors” in our Quarterly Reports. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on Forward-Looking Statements.

Forward-Looking Statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these Forward-Looking Statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the Forward-Looking Statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-Looking Statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements. The Forward-Looking Statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

As used in this press release, “CBD” means cannabidiol and “U.S. hemp” has the meaning given to the term “hemp” in the U.S. Agricultural Improvement Act of 2018, including hemp-derived CBD.

Cronos Group Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share amounts, unaudited)

	As of September 30, 2024	As of December 31, 2023
Assets
Current assets
Cash and cash equivalents	$862,034	$669,291
Short-term investments	—	192,237
Accounts receivable, net	20,480	13,984
Interest receivable	7,190	10,012
Other receivables	5,690	6,341
Current portion of loans receivable, net	233	5,541
Inventory, net	47,250	30,495
Prepaids and other current assets	7,326	5,405
Held-for-sale assets	8,971	—
Total current assets	959,174	933,306
Equity method investments, net	—	19,488
Other investments	2,900	35,251
Non-current portion of loans receivable, net	16,086	69,036
Property, plant and equipment, net	162,516	59,468
Right-of-use assets	1,052	1,356
Goodwill	38,028	1,057
Intangible assets, net	4,247	21,078
Other assets	130	45
Total assets	$1,184,133	$1,140,085

Liabilities
Current liabilities
Accounts payable	$6,532	$12,130
Income taxes payable	94	64
Accrued liabilities	31,766	27,736
Current portion of lease obligation	980	994
Derivative liabilities	192	102
Current portion due to non-controlling interests	—	373
Total current liabilities	39,564	41,399
Non-current portion due to non-controlling interests	1,243	1,003
Non-current portion of lease obligation	872	1,559
Deferred tax liability	11,143	—
Total liabilities	52,822	43,961

Shareholders’ equity
Share capital	616,403	613,725
Additional paid-in capital	51,523	48,449
Retained earnings	413,995	416,719
Accumulated other comprehensive gain (loss)	(361)	20,678
Total equity attributable to shareholders of Cronos Group	1,081,560	1,099,571
Non-controlling interests	49,751	(3,447)
Total shareholders’ equity	1,131,311	1,096,124
Total liabilities and shareholders’ equity	$1,184,133	$1,140,085

Cronos Group Inc.
Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

	Three months ended September 30,		Nine months ended September 30,
(In thousands of U.S. dollars, except share and per share amounts, unaudited)	2024	2023	2024	2023
Net revenue, before excise taxes	$46,594	$33,912	$120,639	$86,264
Excise taxes	(12,330)	(9,102)	(33,325)	(22,938)
Net revenue	34,264	24,810	87,314	63,326
Cost of sales	30,341	20,124	72,216	52,614
Inventory write-down	312	716	707	716
Gross profit	3,611	3,970	14,391	9,996
Operating expenses
Sales and marketing	5,528	5,296	15,190	16,334
Research and development	1,242	1,246	3,201	4,392
General and administrative	12,760	14,366	34,434	39,673
Restructuring costs	—	1,423	630	1,423
Share-based compensation	2,262	1,957	6,513	6,823
Depreciation and amortization	1,098	1,457	3,237	4,515
Impairment loss on long-lived assets	14,376	—	16,350	—
Total operating expenses	37,266	25,745	79,555	73,160
Operating loss	(33,655)	(21,775)	(65,164)	(63,164)
Other income
Interest income, net	12,460	13,375	40,156	37,021
Share of income from equity method investments	—	1,057	2,365	831
Gain on revaluation of loan receivable	11,804	—	11,804	—
Gain on revaluation of equity method investment	32,469	—	32,469	—
Loss on revaluation of financial instruments	(293)	(5,291)	(6,550)	(7,856)
Impairment loss on other investments	—	—	(25,650)	—
Foreign currency transaction gain (loss)	(7,432)	8,816	12,370	3,999
Loss on held-for-sale assets	(10,422)	—	(10,422)	—
Other, net	(315)	974	(737)	1,011
Total other income	38,271	18,931	55,805	35,006
Income (loss) before income taxes	4,616	(2,844)	(9,359)	(28,158)
Income tax benefit	(2,708)	(1,254)	(5,440)	(2,870)
Income (loss) from continuing operations	7,324	(1,590)	(3,919)	(25,288)
Loss from discontinued operations	—	(182)	—	(4,238)
Net income (loss)	7,324	(1,772)	(3,919)	(29,526)
Net loss attributable to non-controlling interest	(1,025)	(128)	(1,270)	(353)
Net income (loss) attributable to Cronos Group	$8,349	$(1,644)	$(2,649)	$(29,173)
Comprehensive income (loss)
Net income (loss)	$7,324	$(1,772)	$(3,919)	$(29,526)
Other comprehensive income (loss)
Foreign exchange gain (loss) on translation	12,408	(20,090)	(20,113)	(1,096)
Comprehensive income (loss)	19,732	(21,862)	(24,032)	(30,622)
Comprehensive loss attributable to non-controlling interests	(269)	(41)	(344)	(136)

Comprehensive income (loss) attributable to Cronos Group	$20,001		$(21,821)		$(23,688)		$(30,486)
Net income (loss) per share
Basic - continuing operations	$0.02		$—		$(0.01)		$(0.07)
Basic - discontinued operations	—		—		—		(0.01)
Basic net income (loss) per share attributable to Cronos Group	$0.02	$—	$—	$—	$(0.01)	$—	$(0.08)

Diluted - continuing operations	$0.02		$—		$(0.01)		$(0.07)
Diluted - discontinued operations	—		—		—		(0.01)
Diluted net income (loss) per share attributable to Cronos Group	$0.02	$—	$—	$—	$(0.01)	$—	$(0.08)

Cronos Group Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars, except share amounts, unaudited)

	Nine months ended September 30,
	2024	2023
Operating activities
Net loss	$(3,919)	$(29,526)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation	6,513	6,840
Depreciation and amortization	6,811	6,933
Impairment loss on long-lived assets	16,350	205
Impairment loss on other investments	25,650	—
Loss from investments	4,103	7,103
Changes in expected credit losses on long-term financial assets	1,026	(1,339)
Revaluation of equity method investment	(32,469)	—
Revaluation of loan receivable	(11,804)	—
Loss on held-for-sale assets	10,422	—
Inventory step-up recorded to cost of sales	7,116	—
Foreign currency transaction (gain) loss	(12,370)	(3,999)
Other non-cash operating activities, net	(11)	(1,904)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,402)	6,976
Interest receivable	(1,018)	(14,601)
Other receivables	1,658	25
Prepaids and other current assets	(1,217)	1,074
Inventory	7,162	976
Accounts payable	(9,102)	(7,595)
Income taxes payable	(9)	(32,728)
Accrued liabilities	1,633	1,910
Cash flows provided by (used in) operating activities	11,123	(59,650)
Investing activities
Purchase of short-term investments	—	(537,186)
Proceeds from short-term investments	187,166	380,765
Cash acquired in business combinations	5,993	—
Dividends received from equity method investment	—	1,301
Dividend proceeds	—	346
Advances on loans receivable	(8,822)	—
Proceeds from repayment on loans receivable	5,290	14,151
Purchase of property, plant and equipment	(8,868)	(1,287)
Purchase of intangible assets	(578)	(344)
Other investing activities	—	862
Cash flows provided by (used in) investing activities	180,181	(141,392)
Financing activities
Withholding taxes paid on share-based awards	(918)	(812)
Cash flows used in financing activities	(918)	(812)
Effect of foreign currency translation on cash and cash equivalents	2,357	8,866
Net change in cash and cash equivalents	192,743	(192,988)
Cash and cash equivalents, beginning of period	669,291	764,644
Cash and cash equivalents, end of period	$862,034	$571,656
Supplemental cash flow information
Interest paid	$—	$—
Interest received	$38,965	$22,203
Income taxes paid	$621	$33,013

Non-GAAP Measures

Cronos Group reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release refers to measures not recognized under U.S. GAAP (“non-GAAP measures”). These non-GAAP measures do not have a standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding the results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. All non-GAAP measures presented in this press release are reconciled to their closest reported U.S. GAAP measure. Reconciliations of historical adjusted financial measures to corresponding U.S. GAAP measures are provided below.

Adjusted EBITDA
Management reviews Adjusted EBITDA, a non-GAAP measure, which excludes non-cash items and items that do not reflect management’s assessment of ongoing business performance. Management defines Adjusted EBITDA as net income (loss) before interest, tax expense (benefit), depreciation and amortization adjusted for: share of (income) loss from equity method investments; impairment loss on goodwill and intangible assets; impairment loss on long-lived assets; (gain) loss on revaluation of derivative liabilities; (gain) loss on revaluation of financial instruments; gain on revaluation of loan receivable; gain on revaluation of equity method investment; transaction costs related to strategic projects; loss on held-for-sale assets; impairment loss on other investments; foreign currency transaction loss; other, net; loss from discontinued operations; restructuring costs; inventory write-downs resulting from restructuring actions; share-based compensation; purchase accounting adjustment-related inventory step-up adjustments recorded through cost of sales; and financial statement review costs and reserves related to the restatements of our 2019 and 2021 interim financial statements (the “Restatements”), including the costs related to the settlement of the SEC's and the OSC's investigations of the Restatements and legal costs of defending shareholder class action complaints brought against us as a result of the 2019 restatement (see Part II, Item 1 “Legal Proceedings” of our Quarterly Report on Form 10-Q for the period ended September 30, 2024 for a discussion of the shareholder class action complaints relating to the restatement of the 2019 interim financial statements and the settlement of the SEC's and the OSC's investigations of the Restatements). Results are reported as total consolidated results, reflecting our reporting structure of one reportable segment.
Management believes that Adjusted EBITDA provides the most useful insight into underlying business trends and results and provides a more meaningful comparison of period-over-period results. Management uses Adjusted EBITDA for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.
The following tables set forth a reconciliation of Net income (loss) as determined in accordance with U.S. GAAP to Adjusted EBITDA for the periods indicated:

	Three months ended September 30, 2024
	Continuing Operations	Discontinued Operations	Total
Net income	$7,324	$—	$7,324
Interest income, net	(12,460)	—	(12,460)
Income tax benefit	(2,708)	—	(2,708)
Depreciation and amortization	3,567	—	3,567
EBITDA	(4,277)	—	(4,277)
Impairment loss on long-lived assets(i)	14,376	—	14,376
Revaluation gain on loan receivable(ii)	(11,804)	—	(11,804)
Gain on revaluation of equity method investment(iii)	(32,469)	—	(32,469)
Loss on revaluation of financial instruments(iv)	293	—	293
Foreign currency transaction loss	7,432	—	7,432
Transaction costs(vi)	334	—	334
Loss on held-for-sale assets(vii)	10,422	—	10,422
Other, net(viii)	315	—	315
Share-based compensation(ix)	2,262	—	2,262
Financial statement review costs(xi)	(19)	—	(19)
Inventory step-up recorded to cost of sales(xiii)	7,116	—	7,116
Adjusted EBITDA	$(6,019)	$—	$(6,019)

	Three months ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total
Net loss	$(1,590)	$(182)	$(1,772)
Interest income, net	(13,375)	(1)	(13,376)
Income tax benefit	(1,254)	—	(1,254)
Depreciation and amortization	2,148	—	2,148
EBITDA	(14,071)	(183)	(14,254)
Share of income from equity method investments	(1,057)	—	(1,057)
Loss on revaluation of financial instruments(iv)	5,291	—	5,291
Foreign currency transaction gain	(8,816)	—	(8,816)
Other, net(viii)	(974)	(31)	(1,005)
Restructuring costs(ix)	1,423	28	1,451
Share-based compensation(x)	1,957	(4)	1,953
Financial statement review costs(xi)	344	—	344
Inventory write-down(xii)	716	—	716
Adjusted EBITDA	$(15,187)	$(190)	$(15,377)

	Nine months ended September 30, 2024
	Continuing Operations	Discontinued Operations	Total
Net loss	$(3,919)	$—	$(3,919)
Interest income, net	(40,156)	—	(40,156)
Income tax benefit	(5,440)	—	(5,440)
Depreciation and amortization	6,811	—	6,811
EBITDA	(42,704)	—	(42,704)
Share of income from equity method investments	(2,365)	—	(2,365)
Impairment loss on long-lived assets(i)	16,350	—	16,350
Revaluation gain on loan receivable(ii)	(11,804)	—	(11,804)
Gain on revaluation of equity method investment(iii)	(32,469)	—	(32,469)
Loss on revaluation of financial instruments(iv)	6,550	—	6,550
Impairment loss on other investments(v)	25,650	—	25,650
Foreign currency transaction gain	(12,370)	—	(12,370)
Transaction costs(vi)	530	—	530
Loss on held-for-sale assets(vii)	10,422	—	10,422
Other, net(viii)	737	—	737
Restructuring costs(ix)	630	—	630
Share-based compensation(x)	6,513	—	6,513
Financial statement review costs(xi)	(525)	—	(525)
Inventory step-up recorded to cost of sales(xiii)	7,116	—	7,116
Adjusted EBITDA	$(27,739)	$—	$(27,739)

	Nine months ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total
Net loss	$(25,288)	$(4,238)	$(29,526)
Interest income, net	(37,021)	(9)	(37,030)
Income tax benefit	(2,870)	—	(2,870)
Depreciation and amortization	6,689	244	6,933
EBITDA	(58,490)	(4,003)	(62,493)
Share of income from equity method investments	(831)	—	(831)
Impairment loss on long-lived assets(i)	—	205	205
Loss on revaluation of financial instruments(iv)	7,856	—	7,856
Foreign currency transaction gain	(3,999)	—	(3,999)
Other, net(viii)	(1,011)	132	(879)
Restructuring costs(ix)	1,423	562	1,985
Share-based compensation(x)	6,823	17	6,840
Financial statement review costs(xi)	739	—	739
Inventory write-down(xii)	716	839	1,555
Adjusted EBITDA	$(46,774)	$(2,248)	$(49,022)

(i)For the three and nine months ended September 30, 2024, impairment loss on long-lived assets included $14,258 related to the write-down of our Ginkgo exclusive licenses. For the nine months ended September 30, 2024, impairment loss on long-lived assets included $1,631 related to the winding down of operations at the Cronos Fermentation Facility. For the nine months ended September 30, 2023, impairment loss on long-lived assets related to certain leased properties associated with the Company’s U.S. operations.
(ii)For the three and nine months ended September 30, 2024, a revaluation gain on loan receivable was recognized as a result of the Cronos GrowCo transaction on July 1, 2024.
(iii)For the three and nine months ended September 30, 2024, the gain on revaluation of equity method investment was recognized as a result of the Cronos GrowCo transaction on July 1, 2024.

(iv)For the three and nine months ended September 30, 2024 and 2023, loss on revaluation of financial instruments related primarily to the Company’s equity securities in Vitura.
(v)For the nine months ended September 30, 2024, impairment loss on other investments represents the fair value change on the PharmaCann Option.
(vi)For the three and nine months ended September 30, 2024, transaction costs represent professional fees associated with the Cronos GrowCo transaction.
(vii)For the three and nine months ended September 30, 2024, a loss on held-for-sale assets was recognized as a result of the change in the Company’s sales strategy for the Cronos Fermentation Facility to market the assets to a broader buyer pool.
(viii)For the three and nine months ended September 30, 2024 and 2023, other, net related to (gain) loss on disposal of assets and (gain) loss on revaluation of derivative liabilities.
(ix)For the nine months ended September 30, 2024, restructuring costs from continuing operations related to shutdown costs at the Cronos Fermentation Facility, as well as employee-related severance costs associated with the Realignment. For the three and nine months ended September 30, 2023, restructuring costs related to employee-related severance costs and other restructuring costs associated with our U.S. operations.
(x)For the three and nine months ended September 30, 2024 and 2023, share-based compensation related to the non-cash expenses of share-based compensation awarded to employees under the Company’s share-based award plans.
(xi)For the three and nine months ended September 30, 2024 and 2023, financial statement review costs include costs and reserves taken related to the Restatements, costs related to the Company’s responses to requests for information from various regulatory authorities relating to the Restatements and legal costs incurred defending shareholder class action complaints brought against the Company as a result of the 2019 restatement. For the three and nine months ended September 30, 2024, a credit balance is presented due to an insurance recovery.
(xii)For the three and nine months ended September 30, 2023, inventory write-downs relate to product destruction and obsolescence associated with the exit of our U.S. operations.
(xiii)For the three and nine months ended September 30, 2024, inventory step-up recorded to cost of sales represents the portion of the inventory step-up from the Cronos GrowCo transaction that was recorded through the condensed consolidated statements of income (loss) and comprehensive income (loss) in both periods.

Adjusted Gross Profit and Adjusted Gross Margin
To supplement the consolidated financial statements presented in accordance with U.S. GAAP, we have presented Adjusted Gross Profit and Adjusted Gross Margin, non-GAAP measures that exclude the impacts of inventory-related purchase accounting adjustments from the calculations of gross profit and gross margin, which resulted from the Cronos GrowCo transaction. Results are reported as total consolidated results, reflecting our reporting structure of one reportable segment.
Management believes that Adjusted Gross Profit and Adjusted Gross Margin provide useful insight into underlying business trends to facilitate comparisons of period-over-period results by removing the impacts of inventory-related purchase accounting adjustments resulting from the Cronos GrowCo transaction, which reflect a one-time event and do not reflect management’s assessment of ongoing business performance.

(in thousands of USD)	Three months ended September 30,		Change			Nine months ended September 30,		Change
	2024	2023	$	%		2024	2023	$	%
Net revenue	$34,264	$24,810	$9,454	38%		$87,314	$63,326	$23,988	38%

Gross profit	$3,611	$3,970	$(359)	(9)%		$14,391	$9,996	$4,395	44%
Inventory step-up recorded to cost of sales	7,116	—	7,116	N/M		7,116	—	7,116	N/M
Adjusted Gross Profit	$10,727	$3,970	$6,757	170%		$21,507	$9,996	$11,511	115%

Gross margin(i)	11%	16%	N/A	(5)	pp	16%	16%	N/A	—	pp
Adjusted Gross Margin(ii)	31%	16%	N/A	15	pp	25%	16%	N/A	9	pp

(i)Gross margin is defined as gross profit divided by net revenue.
(ii)Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.

Constant Currency
To supplement the consolidated financial statements presented in accordance with U.S. GAAP, we have presented constant currency adjusted financial measures for net revenue, gross profit, gross profit margin, operating expenses, net income (loss) and Adjusted EBITDA for the three and nine months ended September 30, 2024, as well as cash and cash equivalents and short-term investment balances as of September 30, 2024 compared to December 31, 2023, which are considered non-GAAP financial measures. We present constant currency information to provide a framework for assessing how our underlying operations performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period income statement results in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the three and nine months comparative periods in 2023 rather than the actual average exchange rates in effect during the respective current periods; constant currency current and prior comparative balance sheet information is translated at the prior year-end spot rate rather than the current period spot rate. All growth comparisons relate to the corresponding period in 2023. We have provided this non-GAAP financial information to aid investors in better understanding the performance of our operations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP.
The table below sets forth certain measures of consolidated results from continuing operations on a constant currency basis for the three and nine months ended September 30, 2024 compared to the three and nine months ended September 30, 2023 as well as cash and cash equivalents and short-term investments as of September 30, 2024 and December 31, 2023, both on an as-reported and constant currency basis (in thousands):

As Reported	As Adjusted for Constant Currency
Three months ended September 30,	As Reported Change	Three months ended September 30,	Constant Currency Change
2024	2023	$	%	2024	$	%
Net revenue	$34,264	$24,810	$9,454	38%	$34,661	$9,851	40%
Gross profit	3,611	3,970	(359)	(9)%	3,608	(362)	(9)%
Gross margin	11%	16%	N/A	(5)	pp	10%	N/A	(6)	pp

Operating expenses	37,266	25,745	11,521	45%	38,079	12,334	48%
Net income (loss) from continuing operations	7,324	(1,590)	8,914	N/M	8,219	9,809	N/M
Adjusted EBITDA	(6,019)	(15,187)	9,168	60%	(6,514)	8,673	57%

Nine months ended September 30,	As Reported Change	Nine months ended September 30,	Constant Currency Change
2024	2023	$	%	2024	$	%
Net revenue	$87,314	$63,326	$23,988	38%	$88,456	$25,130	40%
Gross profit	14,391	9,996	4,395	44%	14,591	4,595	46%
Gross margin	16%	16%	N/A	—	pp	16%	N/A	—	pp

Operating expenses	79,555	73,160	6,395	9%	80,415	7,255	10%
Net loss from continuing operations	(3,919)	(25,288)	21,369	85%	(2,424)	22,864	90%
Adjusted EBITDA	(27,739)	(46,774)	19,035	41%	(28,022)	18,752	40%

As of September 30,	As of December 31,	As Reported Change	As of September 30,	Constant Currency Change
2024	2023	$	%	2024	$	%
Cash and cash equivalents	$862,034	$669,291	$192,743	29%	$865,277	$195,986	29%
Short-term investments	—	192,237	(192,237)	(100)%	—	(192,237)	(100)%
Total cash and cash equivalents and short-term investments	$862,034	$861,528	$506	—%	$865,277	$3,749	—%

Net revenue

	As Reported				As Adjusted for Constant Currency
	Three months ended September 30,		As Reported Change		Three months ended September 30,	Constant Currency Change
	2024	2023	$	%	2024	$	%
Cannabis flower	$26,328	$17,414	$8,914	51%	$26,601	$9,187	53%
Cannabis extracts	7,789	7,268	521	7%	7,914	646	9%
Other	147	128	19	15%	146	18	14%
Net revenue	$34,264	$24,810	$9,454	38%	$34,661	$9,851	40%

	As Reported				As Adjusted for Constant Currency
	Nine months ended September 30,		As Reported Change		Nine months ended September 30,	Constant Currency Change
	2024	2023	$	%	2024	$	%
Cannabis flower	$64,514	$44,556	$19,958	45%	$65,413	$20,857	47%
Cannabis extracts	22,580	18,495	4,085	22%	22,823	4,328	23%
Other	220	275	(55)	(20)%	220	(55)	(20)%
Net revenue	$87,314	$63,326	$23,988	38%	$88,456	$25,130	40%

	As Reported				As Adjusted for Constant Currency
	Three months ended September 30,		As Reported Change		Three months ended September 30,	Constant Currency Change
	2024	2023	$	%	2024	$	%
Canada	$24,067	$18,738	$5,329	28%	$24,509	$5,771	31%
Israel	7,259	5,673	1,586	28%	7,201	1,528	27%
Other countries	2,938	399	2,539	636%	2,951	2,552	640%
Net revenue	$34,264	$24,810	$9,454	38%	$34,661	$9,851	40%

	As Reported				As Adjusted for Constant Currency
	Nine months ended September 30,		As Reported Change		Nine months ended September 30,	Constant Currency Change
	2024	2023	$	%	2024	$	%
Canada	$62,781	$46,767	$16,014	34%	$63,553	$16,786	36%
Israel	20,565	16,160	4,405	27%	20,908	4,748	29%
Other countries	3,968	399	3,569	894%	3,995	3,596	901%
Net revenue	$87,314	$63,326	$23,988	38%	$88,456	$25,130	40%

For the three months ended September 30, 2024, net revenue on a constant currency basis was $34.7 million, representing a 40% increase from the three months ended September 30, 2023. For the nine months ended September 30, 2024, net revenue on a constant currency basis was $88.5 million, representing a 40% increase from the nine months ended September 30, 2023. On a constant currency basis, net revenue increased for the three and nine months ended September 30, 2024, primarily due to higher cannabis flower and extract sales in the Canadian market, higher cannabis flower sales in Israel and higher cannabis flower sales in other countries, partially offset by an adverse price/mix in the Canadian adult-use cannabis flower category driving increased excise tax payments as a percentage of net revenue. On a constant currency basis, the Cronos GrowCo transaction contributed $4.3 million of cannabis flower sales in both the three and nine months ended September 30, 2024. No such sales were recognized for the three and nine months ended September 30, 2023.
Gross profit
For the three months ended September 30, 2024, gross profit on a constant currency basis was $3.6 million, representing a 9% decrease from the three months ended September 30, 2023. For the nine months ended September 30, 2024, gross profit on a constant currency basis was $14.6 million, representing a 46% increase from the nine months ended September 30, 2023. On a constant currency basis, gross profit decreased for the three-month comparative periods primarily due to the impact on cost of sales from the inventory step-up from the Cronos GrowCo transaction, partially offset by higher cannabis flower and extract sales in the Canadian market, higher cannabis flower sales in Israel and higher cannabis flower sales in other countries. For the nine month comparative period, the increase was primarily due to higher cannabis flower and extract sales in the Canadian market, higher cannabis flower sales in Israel and higher cannabis flower sales in other countries, partially offset by the impact on cost of sales from the inventory step-up from the Cronos GrowCo transaction. On a constant currency basis, for both the three and nine months ended September 30, 2024, we recognized $7.2 million of inventory step-up from the Cronos GrowCo transaction in cost of sales. No such costs were recognized for the three and nine months ended September 30, 2023.
Operating expenses
For the three months ended September 30, 2024, operating expenses on a constant currency basis were $38.1 million, representing a 48% increase from the three months ended September 30, 2023. For the nine months ended September 30, 2024, operating expenses on a constant currency basis were $80.4 million, representing a 10% increase from the nine months ended September 30, 2023. On a constant currency basis, operating expenses increased for the three and nine months ended September 30, 2024, primarily due to the impairment of the Ginkgo exclusive licenses, partially offset by lower salaries and benefits, professional fees and restructuring costs.

Net income (loss) from continuing operations
For the three months ended September 30, 2024, net income from continuing operations on a constant currency basis was $8.2 million, representing an improvement of $9.8 million from the three months ended September 30, 2023. For the nine months ended September 30, 2024, net loss from continuing operations on a constant currency basis was $2.4 million, representing an improvement of $22.9 million from the nine months ended September 30, 2023.
Adjusted EBITDA
For the three months ended September 30, 2024, Adjusted EBITDA on a constant currency basis was $(6.5) million, representing a 57% improvement from the three months ended September 30, 2023. For the nine months ended September 30, 2024, Adjusted EBITDA on a constant currency basis was $(28.0) million, representing a 40% improvement from the nine months ended September 30, 2023. The improvement in Adjusted EBITDA for the three and nine months ended September 30, 2024 on a constant currency basis was driven by higher cannabis flower and extract sales in the Canadian market, higher cannabis flower sales in Israel and decreases in general and administrative expenses, partially offset by an adverse price/mix in Canada in the cannabis flower category driving increased excise tax payments as a percentage of net revenue.
Cash and cash equivalents & short-term investments
Cash and cash equivalents and short-term investments on a constant currency basis was essentially unchanged at $865.3 million as of September 30, 2024, compared to December 31, 2023.
Foreign currency exchange rates
All currency amounts in this press release are stated in U.S. dollars, which is our reporting currency, unless otherwise noted. All references to “dollars” or “$” are to U.S. dollars. The assets and liabilities of our foreign operations are translated into dollars at the exchange rate in effect as of September 30, 2024, September 30, 2023, and December 31, 2023. Transactions affecting the shareholders’ equity (deficit) are translated at historical foreign exchange rates. The condensed consolidated statements of net income (loss) and comprehensive income (loss) and condensed consolidated statements of cash flows of our foreign operations are translated into dollars by applying the average foreign exchange rate in effect for the reporting period as reported on Bloomberg. The exchange rates used to translate from USD to Canadian dollars (“C$”) and Israeli New Shekels ("ILS") are shown below:

(Exchange rates are shown as C$ per $)	As of
	September 30, 2024	September 30, 2023	December 31, 2023
Spot rate	1.3525	1.3577	1.3243
Year-to-date average rate	1.3601	1.3455	N/A

(Exchange rates are shown as ILS per $)	As of
	September 30, 2024	September 30, 2023	December 31, 2023
Spot rate	3.7269	3.8138	3.6163
Year-to-date average rate	3.6994	3.6385	N/A

For further information, please contact:
Anna Shlimak
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com